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                                                                       Exhibit 5



                                            COLLATERAL AGENCY AND INTERCREDITOR
                                    AGREEMENT, dated as of August 29, 2001,
                                    among (i) EXCHANGE APPLICATIONS, INC., a
                                    Delaware corporation ("Exchange"), and
                                    EXSTATIC SOFTWARE, INC. (f/k/a Gino
                                    Boreland, Inc.), a Washington corporation
                                    ("eXstatic"; and together with Exchange, collectively, the "Grantors"); (ii) INSIGHT VENTURE PARTNERS IV, L.P. ("Partners IV"), INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P. ("Cayman IV"), INSIGHT VENTURE PARTNERS IV (FUND B), L.P. ("Fund B IV"), INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P. ("Co-Investors IV"; and, together with Partners IV, Cayman IV, Fund B IV, and their respective successors and assigns, collectively, the "Existing Investors");
                                    (iii) the Persons listed on Schedule I
                                    hereto as New Investors which are party
                                    hereto, together with their respective
                                    successors and assigns (the "New
                                    Investors"); and (iv) INSIGHT VENTURE
                                    PARTNERS IV (COLLATERAL AGENT), LLC as
                                    Collateral Agent, together with its
                                    successors, the "Collateral Agent".

                                   WITNESSETH:

            WHEREAS, the Grantors and the Existing Investors have entered into the Existing Debenture Documents and the Grantors have caused their obligations thereunder to be secured pursuant to the Existing Security Agreement;

            WHEREAS, concurrently herewith, the Grantors and the New Investors are entering into the New Debenture Documents and the Grantors are causing their obligations thereunder to be secured pursuant to the New Security Agreement;

            WHEREAS, the New Investors desire to appoint the Collateral Agent as their agent under the New Security Agreement and to hold the Collateral and exercise rights, powers and remedies for their benefit; and

            WHEREAS, the parties hereto desire to set forth certain agreements among them with respect to the Security Documents, the Collateral, and the exercise of certain rights, powers and remedies.

            NOW, THEREFORE, the parties hereto hereby agree as follows:
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                                    ARTICLE I

                                   DEFINITIONS

1.1   DEFINED TERMS.

            As used herein, the following terms, and the single and plural thereof shall have the following meanings:

            "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in this definition, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Securities, by contract or otherwise.

            "Aggregate Convertible Debentures" has the meaning assigned to it in the New Purchase Agreement.

            "Business Day" means each day except for Saturday, Sunday, Federal holidays and any other state-recognized holidays in the States of New York and Massachusetts.

            "Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

            "Collateral" shall mean all the properties and assets of whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising, in which any of the Collateral Agent, the Existing Investors or the New Secured Parties have been granted a lien or security interest pursuant to any of the Security Documents and all Proceeds thereof, including, without limitation, the Existing Collateral and the New Collateral.

            "Collateral Agent" shall have the meaning given thereto in the preamble hereof.

            "Debenture Documents" shall mean the Existing Debenture Documents and the New Debenture Documents, collectively.

            "Debenture Obligations" shall mean at any time, the sum (without duplication) of (a) the Existing Debenture Obligations, and (b) the New Debenture Obligations (it being understood that Persons who are Existing Investors may also be New Investors and hold both Existing Debenture Obligations and New Debenture Obligations and Persons who are New Investors may also be Existing Investors and hold both Existing Debenture Obligations and New Debenture Obligations, and, in any such case, there shall not be deemed to be any duplication).

            "Default" shall mean any Default or Event of Default under, and as such terms are defined in, any Debenture Documents.


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            "Designated Investor Majority" means any two Designated Investors who hold Aggregate Convertible Debentures with an aggregate face or principal amount equal to at least 67% of the aggregate face or principal amount of the Aggregate Convertible Debentures then held by the third Designated Investor; provided, however, that if no such Designated Investor Majority exists at such time, then the term "Designated Investor Majority" shall mean Investors holding at least 40% of the aggregate principal or face amount of Aggregate Convertible Debentures then outstanding.

            "Designated Investors" means Insight, Boston Pipes, LLC and THK Private Equities, in each case, together will all Affiliates thereof.

            "Dollars" and "$" shall mean lawful currency of the United States of America.

            "Existing Collateral" shall mean the Collateral in which a security interest is created in favor of the Existing Investors under the Existing Security Agreement.

            "Existing Debentures" shall mean, collectively, (i) 12% Convertible Debenture in the aggregate principal amount of U.S. $7,322,251.30, and (ii) the 12% Convertible Debenture in the aggregate principal amount of U.S. $5,055,890.41, both (i) and (ii) issued by the Grantors to the Existing Investors on August 29, 2001 (amending, respectively (a) the 12% Convertible Debenture in the aggregate principal amount of U.S. $7,241,307.37, and (b) the 12% Convertible Debenture in the aggregate principal amount of U.S. $5,000,000, both (a) and (b) issued by the Grantors to the Existing Investors on July 26,
2001).

            "Existing Debenture Documents" shall mean, collectively, the Existing Purchase Agreement, the Existing Debentures, the Existing Security Agreement and all other documents, instruments and agreements in connection therewith.

            "Existing Debenture Obligations" shall mean, at any time, the sum (without duplication) of (a) the aggregate principal or face amount of the Existing Debentures and the aggregate amount of accrued and unpaid interest thereon at such time, and (b) the aggregate amount of all other monetary obligations of the Grantors that are accrued, identified and owing at such time to any Existing Investor under any Existing Debenture Document, including, without limitation, indemnification and expense reimbursement obligations.

            "Existing Investors" shall have the meaning given thereto in the preamble hereof.

            "Existing Purchase Agreement" shall mean the Securities Purchase Agreement among the Existing Investors and the Grantors, dated as of July 26, 2001, as amended, modified, supplemented and restated from time to time.

            "Existing Secured Obligations" shall mean the Obligations as such term is defined in the Existing Security Agreement.

            "Existing Security Agreement" shall mean the Security Agreement, dated as of July 26, 2001, among the Grantors and the Existing Investors, as amended, modified, supplemented and restated from time to time.


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            "Investors" shall mean the Existing Investors and the New Investors, collectively (it being understood that Persons who are Existing Investors may also be New Investors and hold both Existing Debenture Obligations and New Debenture Obligations and Persons who are New Investors may also be Existing Investors and hold both Existing Debenture Obligations and New Debenture Obligations, and, in any such case, there shall not be deemed to be any duplication).

            "New Collateral" shall mean the Collateral in which a security interest is created in favor of the Collateral Agent for the benefit of the New Secured Parties under the New Security Agreement.

            "New Debentures" shall mean, collectively, the U.S. $15,500,000 in principal amount 12% Senior Secured Convertible Debentures issued by the Grantors to the New Investors dated as of the date hereof.

            "New Debenture Documents" shall mean, collectively, the New Purchase Agreement, the New Debentures, the New Security Agreement and all other documents, instruments and agreements in connection therewith.

            "New Debenture Obligations" shall mean, at any time, the sum (without duplication) of (a) the aggregate principal or face amount of the New Debentures and the aggregate amount of accrued and unpaid interest thereon at such time, and (b) the aggregate amount of all other monetary obligations of the Grantors that are accrued, identified and owing at such time to any New Investor under any New Debenture Document, including, without limitation, indemnification and expense reimbursement obligations.

            "New Investors" shall have the meaning given thereto in the preamble hereof.

            "New Purchase Agreement" shall mean the Securities Purchase Agreement among the New Investors and the Grantors, dated as of the date hereof, as amended, modified, supplemented and restated from time to time.

            "New Secured Obligations" shall mean the New Debenture Obligations as such term is defined in the New Security Agreement.

            "New Secured Parties" shall mean the New Investors and the Collateral Agent.

            "New Security Agreement" shall mean the Security Agreement, dated as of the date hereof, among the Grantors and the New Investors, as amended, modified, supplemented and restated from time to time.

            "Notice of Default" shall have the meaning given thereto in Section 2.1.

            "Person" shall mean any individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Proceeds" shall mean all proceeds within the meaning of the Code.


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            "Ratable Basis" shall mean, with respect to any Investor, the ratable interest or amount of such Investor determined ratably in accordance with the portion of the Aggregate Convertible Debentures held by such Investor in relation to the total amount of the Aggregate Convertible Debentures held by all Investors collectively.

            "Required Investors" shall mean Investors holding more than 51% of the aggregate principal or face amount of the Debenture Obligations in respect of the Aggregate Convertible Debentures then outstanding.

            "Secured Obligations" shall mean Existing Secured Obligations and the New Secured Obligations, collectively.

            "Secured Parties" shall mean, collectively, the Existing Investors and the New Secured Parties, collectively.

            "Security Documents" shall mean the Existing Security Agreement and the New Security Agreement, collectively.

1.2   OTHER DEFINITIONAL PROVISIONS.

      The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation".

                                   ARTICLE II

                          DEFAULTS; RIGHTS AND REMEDIES

2.1   NOTICE OF DEFAULT.

            Upon any Grantor becoming aware of the occurrence of any Default, such Grantor shall promptly notify the Collateral Agent of the Default in writing, describing in reasonable detail the nature of such Default (any such notice, "Notice of Default"). Upon acquiring knowledge of any Default, to the extent that the Investors have not previously received a Notice of Default in respect of such Default, each Investor shall endeavor to provide the Notice of Default to the Collateral Agent and each other Investor.

2.2   GENERAL AUTHORITY OF THE COLLATERAL AGENT; REMEDIES NOT EXCLUSIVE.

            (a) Upon receipt by the Collateral Agent of a Notice of Default, the Collateral Agent shall at the request of a Designated Investor Majority and on behalf of the Secured Parties exercise the rights and remedies and take the actions as provided in this Agreement, in the Security Documents and under applicable law in accordance with the direction of such Designated Investor Majority as provided herein. Each Secured Party and each Grantor hereby agrees that the Collateral Agent shall have the authority and discretion to exercise all such rights and remedies and take all such action.


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            (b) No remedy conferred upon or reserved to the Collateral Agent herein or in any Security Document is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein, in any Security Document or now or hereafter existing at law or in equity or by statute.

            (c) No delay by the Collateral Agent in exercising, or failure by the Collateral Agent to exercise, any right, remedy or power hereunder or under any Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given to the Collateral Agent under this Agreement or any Security Document may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent or a Designated Investor Majority.

2.3   WAIVER AND ESTOPPEL.

            (a) To the extent permitted by applicable law, each Grantor hereby agrees that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any Security Document and, to the extent permitted by applicable law, waives all benefit or advantage of all such laws, and each Grantor hereby covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement or any Security Document but will suffer and permit the execution of every such power as though no such law were in force.

            (b) To the extent permitted by applicable law, each Grantor, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

            (c) Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Debenture Document or any Security Document) in connection with this Agreement and the Security Documents, and any action taken by the Collateral Agent with respect to the Collateral.

2.4   LIMITATION ON COLLATERAL AGENT'S DUTY IN RESPECT OF COLLATERAL.

            Beyond its duties as to the custody thereof expressly provided herein or in any Security Document and to account to the Secured Parties and the Grantors for monies and other property received by it hereunder or under any Security Document, the Collateral Agent shall not have any duty to the Grantors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except

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to treat such Collateral in its possession with the same degree of care as it affords its own property and in accordance with applicable law.

2.5   LIMITATION BY LAW.

            All rights, remedies and powers provided herein or in any Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

2.6   RIGHTS OF SECURED PARTIES UNDER DEBENTURE DOCUMENTS.

            Notwithstanding any other provision of this Agreement, (a) the right of each Investor (i) to receive payment of the Debenture Obligations held by such Investor when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Debenture Document (ii) to convert all or any portion of the Aggregate Convertible Debentures held by such Investor or
(iii) with respect to any indemnity or reimbursement claim against any Grantor not arising in connection with any Default, to institute suit or to obtain a judgment for the collection of such Debenture Obligations or to enforce any such judgment on or after such due date, and to otherwise exercise the rights and remedies as a general creditor in accordance with the Debenture Document to which it is a party, in each case, in accordance with the applicable provisions of the Debenture Documents; and (b) the obligation of each Grantor to pay such Debenture Obligation when due, shall not be impaired or affected except as provided in such Debenture Document.

                                  ARTICLE III

                    RANKING; REQUIRED INVESTORS; APPLICATIONS

3.1   PARI PASSU OBLIGATIONS.

            The Existing Investors hereby consent to the incurrence of the New Debenture Obligations and the creation of the security interest in the New Collateral to secure the New Secured Obligations. Notwithstanding anything to the contrary, each of the Grantors, the Existing Investors and the New Investors hereby agrees that (i) the (x) Existing Secured Obligations and the (y) New Secured Obligations shall constitute pari passu obligations of the Grantors,
(ii) as between the Existing Investors and the New Secured Parties, the security interest in the Existing Collateral in favor of the Existing Investors and the security interest in the New Collateral in favor of the Collateral Agent for the benefit of the New Secured Parties shall be of equal ranking and priority, (iii) the rights and interests of each Investor in respect of the Debenture Obligations, Secured Obligations, the Collateral and all other matters related thereto shall be determined on a Ratable Basis in accordance with the provisions of this Agreement, (iv) all rights, interests and priorities with respect to the Collateral, the Proceeds thereof, the exercise of any rights or remedies or the taking of any action under any Security Document and any matters related thereto shall be governed by the terms of this Agreement, and (v) the Secured

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Parties shall share the Collateral and all Proceeds thereof on a Ratable Basis in accordance with the terms of this Agreement.

3.2   DESIGNATED INVESTOR MAJORITY.

            Each Investor agrees that (i) it shall not take any action to accelerate any Debenture Obligations or enforce any liens under any Security Document (except as permitted in Section 2.6) without the written consent or authorization of a Designated Investor Majority, (ii) except as provided in
Section 2.2, the Collateral Agent shall not be required to exercise any applicable rights or remedies, or take any applicable actions, whether under this Agreement, any Debenture Document, any Security Documents or applicable law, unless directed by a Designated Investor Majority (except as permitted in Section 2.6), and (iii) notwithstanding the provisions of clause (ii), the Collateral Agent may exercise any rights and remedies and take any actions, whether under this Agreement, any Security Documents or applicable law, in the absence of any such direction, without liability, if the Collateral Agent believes in good faith that (A) time is of the essence in preserving the rights and interests of the Secured Parties hereunder and under the Security Documents and (B) the failure to exercise or take any such rights, remedies or actions promptly could adversely affect the rights and interests of the Secured Parties. No Default under any of the Aggregate Convertible Debentures may be declared or waived, as the case may be, without the consent of a Designated Investor Majority.

3.3   APPLICATION OF MONIES.

            (a) Notwithstanding anything to the contrary in any Security Document, all Proceeds of Collateral and any other monies received by any Investor under, or in connection with, any Security Document shall be promptly remitted to the Collateral Agent for application pursuant to this Agreement.

            (b) All Proceeds of Collateral and any other moneys received by the Collateral Agent, whether from any Investor pursuant to Section 3.3(a) or under, or in connection with, any Security Document, shall be distributed and applied as follows:

            First: to the Collateral Agent, in an amount equal to any unpaid costs or expenses of the Collateral Agent incurred in performing its duties hereunder and under any Security Documents;

            Second: to the Secured Parties, in an amount equal to all sums which constitute Secured Obligations then held by the Secured Parties, on a Ratable Basis, including without limitation the unpaid principal or face amount of, and unpaid interest on and other charges, if any, in respect of, the Secured Obligations then outstanding whether or not due and payable and the costs and expenses of the Secured Parties and their representatives which are due and payable under the relevant Debenture Documents and Security Documents; and

            Third: any surplus then remaining shall be paid to the Grantors or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.


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3.4   NO LIABILITY.

            The Collateral Agent shall have no liability to the Grantors or any of the Secured Parties for any actions, distributions or applications taken or made pursuant to this Article III in good faith. If any Secured Party receives an amount in excess of the amount to which it was entitled to receive pursuant to Section 3.3(b), then such Secured Party shall pay such excess to the Collateral Agent pursuant to Section 3.3(a) for further application in accordance with Section 3.3(b) as soon as practicable after the existence of such overstatement shall have been determined. Each Secured Party agrees to act in accordance with this Agreement and not take any action inconsistent herewith.

                                   ARTICLE IV

                        AGREEMENTS WITH COLLATERAL AGENT

4.1   DELIVERY OF AMENDMENTS, ETC.

            The Grantors shall deliver to the Collateral Agent, promptly upon the execution thereof, a true and complete copy of all amendments, supplements or other modifications to any Debenture Document.

4.2   EXPENSES.

            Each Grantor, jointly and severally, agrees to pay to the Collateral Agent, from time to time upon demand, all of the fees, costs and out-of-pocket expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Agent shall reasonably elect to retain) (a) arising in connection with the preparation, execution, delivery, modification, and termination of or performance under this Agreement and any Security Document or the enforcement of any of the provisions hereof or thereof, (b) incurred or required to be advanced in connection with the administration of the Collateral, the sale or other disposition of Collateral pursuant to any Security Document and the preservation, protection, enforcement or defense of the Collateral Agent's rights under this Agreement and the Security Documents and in and to the Collateral in accordance with the terms hereof or thereof or (c) incurred by the Collateral Agent in connection with the replacement of the Collateral Agent as provided in this Agreement. The obligations of each Grantor under this subsection shall survive (i) the termination of this Agreement, and (ii) the resignation or removal of the Collateral Agent.

4.3   STAMP AND OTHER SIMILAR TAXES.

            Each Grantor, jointly and severally, agrees to indemnify and hold harmless the Collateral Agent and each Secured Party from any present or future claim for liability for any stamp or any other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Security Document, or any Collateral. The obligations of each Grantor under this subsection shall survive
(i) the termination of this Agreement, and (ii) the resignation or removal of the Collateral Agent.


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4.4   FILING FEES, EXCISE TAXES, ETC.

            Each Grantor, jointly and severally, agrees to pay or to reimburse the Collateral Agent for any and all payments made by the Collateral Agent in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Agreement and the Security Documents. The obligations of each Grantor under this subsection shall survive
(i) the termination of this Agreement, and (ii) the resignation or removal of the Collateral Agent.

4.5   INDEMNIFICATION.

            Each Grantor, jointly and severally, agrees to pay, indemnify, and hold the Collateral Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the fees and disbursements and other charges of counsel) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Security Documents or any other Debenture Documents or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing, unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the indemnified party, including, without limitation, indemnification of the Collateral Agent for liabilities of the Collateral Agent for the net amount of taxes (after taking into account any deduction, credit or other tax reduction or benefit available by reason of the imposition of such tax) in any jurisdiction in which the Collateral Agent would not otherwise be subject to tax except solely by reason of acting under this Agreement or any Security Document (directly or through agents).

            In any suit, proceeding or action brought by the Collateral Agent under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof in accordance with the provisions hereof and of the Security Documents, each Grantor, jointly and severally, will save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from such Grantor and all such obligations of each Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against the Collateral Agent. The obligations of each Grantor under this Section 4.5 shall survive (i) the termination of this Agreement, and (ii) the resignation or removal of the Collateral Agent.

4.6   FURTHER ASSURANCES.

            At any time and from time to time, upon the written request of the Collateral Agent, and at the expense of the Grantors (on a joint and several basis), each Grantor and Secured Party will promptly execute and deliver any and all such further instruments and

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documents and take such further action as the Collateral Agent reasonably requests to obtain the full benefits of this Agreement and the Security Documents and of the rights and powers herein and therein granted or to cause any Collateral to be subject to a perfected security interest of the Collateral Agent to be so subject, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted under the Security Documents. Each Grantor also hereby authorizes the Collateral Agent to sign and to file any such documents, instruments or financing or continuation statements without the signature of such Grantor to the extent permitted by applicable law, but in no way is the Collateral Agent obligated to do so.

                                   ARTICLE V

                              THE COLLATERAL AGENT

5.1   APPOINTMENT.

            (a) Each New Investor hereby irrevocably designates and appoints the Collateral Agent as the agent of such New Investor under this Agreement and the Security Documents and each New Investor irrevocably (i) directs the Collateral Agent to enter into this Agreement and the New Security Agreement, and (ii) authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the Security Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any New Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into Agreement and the Security Documents or otherwise exist against the Collateral Agent.

            (b) Each of the Grantors and the Existing Investors hereby agree that, notwithstanding anything to the contrary in the Existing Security Agreement, the Existing Investors may execute any of their respective duties, rights, powers and remedies as secured parties under the Existing Debenture Documents by or through agents or attorneys-in-fact. Each Existing Investor hereby designates and appoints the Collateral Agent as the agent and attorney-in-fact of such Existing Investor under this Agreement and the Security Documents and each Existing Investor authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the Security Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Existing Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into Agreement and the Security Documents or otherwise exist against the Collateral Agent.

5.2   DELEGATION OF DUTIES.

            The Collateral Agent may execute any of its duties under this Agreement, the Security Documents and the Guarantee by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

5.3   EXCULPATORY PROVISIONS.

            Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the Security Documents (except to the extent that any of the foregoing resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Grantors or any officer thereof contained in this Agreement, the Security Documents or any other Debenture Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement, the Security Documents or any other Debenture Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Security Documents or any other Debenture Documents or for any failure of the Grantors to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Security Documents or any other Debenture Documents, or to inspect the properties, books or records of the Grantors.

5.4   RELIANCE BY COLLATERAL AGENT.

            The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Grantor or any of its Subsidiaries), independent accountants and other experts selected by the Collateral Agent with reasonable care. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement, or the Debenture Documents unless it shall first receive such advice or concurrence of a Designated Investor Majority as it deems appropriate or it shall first be indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, or the Debenture Documents in accordance with a request of a Designated Investor Majority, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties and all future holders of the Secured Obligations.

5.5   NON-RELIANCE ON COLLATERAL AGENT OR OTHER SECURED PARTIES.

            Each Secured Party expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Grantors or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Secured Party represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Grantors and their Affiliates and made its own decision to extend credit to the Grantors and enter into this Agreement and the Debenture Documents to which it is a party. Each Secured Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the Security Documents or any other Debenture Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Grantors and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Grantors or any Affiliate which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

5.6   INDEMNIFICATION.

            The Secured Parties agree to pay, indemnify and hold harmless the Collateral Agent in its capacity as such (to the extent not reimbursed by the Grantor after the Collateral Agent shall have reasonably pursued such reimbursement and without limiting the obligation of the Grantor to do so), ratably according to the amounts of Secured Obligations held by them on the date on which indemnification is sought hereunder (or, if indemnification is sought after the date upon which the Secured Obligations shall have been paid in full, ratably in accordance with the amounts of Secured Obligations held by them immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including without limitation, the fees and disbursements and other charges of counsel) or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Debenture Obligations) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, the Security Documents or any other Debenture Documents or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Collateral Agent's gross negligence or willful misconduct. The agreements in this Section 5.6 shall survive (i) the termination of this Agreement and (ii) the resignation of the Collateral Agent.

5.7   COLLATERAL AGENT IN ITS INDIVIDUAL CAPACITY.

            The Collateral Agent, in its individual capacity, and its Affiliates may make loans to, invest in and generally engage in any kind of business with the Grantors or any of their Affiliates as though the Collateral Agent were not the Collateral Agent. With respect to Secured Obligations held by it or any of its Affiliates, the Collateral Agent or such Affiliate shall have the same rights and powers under this Agreement, the Security Documents or any other Debenture Documents as any Secured Party or Investor and may exercise the same as though it were not the Collateral Agent, and the terms "Secured Party" and "Secured Parties" shall include the Collateral Agent in its individual capacity.

5.8   SUCCESSOR AGENT.

            The Collateral Agent may resign as Collateral Agent upon 30 days' notice to the Secured Parties and the Grantors and may be removed at any time by a Designated Investor Majority. If the Collateral Agent shall resign or be removed as Collateral Agent under this Agreement, then the Required Investors shall appoint from among the Secured Parties a successor collateral agent for the Secured Parties, whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term "Collateral Agent" shall mean such successor agent effective upon such appointment and approval, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any Secured Party. After any retiring Collateral Agent's resignation or removal as Collateral Agent hereunder, the provisions of this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement, the Security Documents or any other Debenture Documents. The resigning Collateral Agent will take such actions as shall be reasonably required to transfer and deliver the Collateral to the successor Collateral Agent.

                                   ARTICLE VI

                                  MISCELLANEOUS

6.1   NOTICES.

            Unless otherwise specified herein or in the relevant Security Document, all notices, requests, demands or other communications pursuant to this Agreement or any Security Document given to any Grantor, the Collateral Agent, or any Secured Party to be effective shall be given in writing or by facsimile transmission and shall be deemed to have been duly given when personally delivered or when duly deposited in the mails, registered or certified mail postage prepaid, or if transmitted by facsimile transmission, when received in legible form.

6.2   NO WAIVERS.

            No failure on the part of the Collateral Agent or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement, the Security Documents or any other Debenture Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.3   AMENDMENTS, SUPPLEMENTS, WAIVERS AND RELEASES.

            (a) With the written consent of the Required Investors, the Collateral Agent and the Grantors may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to, or waiving any provisions of, this Agreement or changing in any manner the rights of the Collateral Agent, the Secured Parties or the Grantors hereunder; provided that no such supplemental agreement shall (i) (A) amend, modify or waive any provision of this Section 6.3 without the written consent of each Secured Party affected thereby, (B) amend, modify or waive any provision of Article III, Sections 2.2 or 2.6, or the definitions of "Secured Obligations", "Designated Investors", "Secured Parties", "Required Investors", "Designated Investor Majority", "Debenture Obligations" or any other defined term used in such definitions or in such Article or Sections, without the consent of each of the Designated Investors or (ii) amend, modify, or waive any provisions of Article III or Article V or alter the duties, rights or obligations of the Collateral Agent hereunder or under the Security Documents without the written consent of the Collateral Agent. Any such supplemental agreement shall be binding upon each Grantor, the Secured Parties and the Collateral Agent and their respective successors and assigns.

            (b) With the written consent of each of the Designated Investors, the Collateral Agent and the Grantors may, from time to time, enter into written agreements supplemental to such Security Document for the purpose of adding to, or waiving any provisions of, such Security Document or changing in any manner the rights of the Collateral Agent, the Secured Parties or the Grantors thereunder. Any such supplemental agreement shall be binding upon each Grantor, the Secured Parties and the Collateral Agent and their respective successors and assigns.

            (c) Without the consent of any Investor or Secured Party, the Collateral Agent and the Grantors, at any time and from time to time, may enter into one or more agreements supplemental hereto or to any Security Document, in form satisfactory to the Collateral Agent, (i) to add to the covenants of the Grantor for the benefit of the Secured Parties or to surrender any right or power herein conferred upon the Grantors; or (ii) to cure any ambiguity, to correct or supplement any provision herein or in any Security Document which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof.

6.4   HEADINGS.

            The headings of Sections have been included herein for convenience only and should not be considered in interpreting this Agreement.

6.5   SEVERABILITY.

            It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.6   SUCCESSORS AND ASSIGNS.

            This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of each of the Secured Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

6.7   GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.8   SUBMISSION TO JURISDICTION; WAIVERS.

            Each Grantor hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth on the signature pages hereof or at such other address of which the parties hereto shall have been notified pursuant hereto; and

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

6.9   COUNTERPARTS.

            This Agreement may be signed in any number of original or facsimile counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

6.10  TERMINATION.

      This Agreement shall automatically terminate (except such provisions which are expressly stated to survive the termination hereof) when (i) the liens and security interests granted under the Security Documents have terminated and (ii) the Collateral has been released and the Secured Obligations have been indefeasibly paid and performed in full.

6.11  WAIVER OF JURY TRIAL.

            BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.



                                    EXCHANGE APPLICATIONS, INC.


                                    By:
                                       ---------------------------------------
                                         Name:
                                         Title:Chief Financial Officer


                                    Address for Notices:

                                    Attention:
                                    Fax:


                                    EXSTATIC SOFTWARE, INC.


                                    By:
                                         -------------------------------------
                                         Name: F. Daniel Haley
                                         Title:Chief Financial Officer

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.


                                    INSIGHT VENTURE PARTNERS IV (COLLATERAL
                                    AGENT), LLC
                                         as Collateral Agent


                                    By:
                                       ---------------------------------------
                                         Name: Deven Parekh
                                         Title:Managing Member


                                    Address for Notices:

                                    Attention:
                                    Fax:

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                    NEW INVESTORS


                                    INSIGHT VENTURE PARTNERS IV, L.P.
                                    INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.
                                    INSIGHT VENTURE PARTNERS IV
                                    (FUND B), L.P.
                                    INSIGHT VENTURE PARTNERS IV
                                    (CO-INVESTORS), L.P.
                                    By:  Insight Venture Associates IV,
                                    L.L.C., the general partner of each of
                                    the foregoing limited partnerships


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:



                                    Address for Notices:

                                    Attention:
                                    Fax:

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                    SKP INVESTMENTS LLC


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:



                                    Address for Notices:

                                    Attention:
                                    Fax:

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                    THK PRIVATE EQUITIES


                                    By:
                                         -------------------------------------
                                         Name:  Theodore H. Kruttschnitt
                                         Title:  Principal



                                    Address for Notices:

                                    THK Private Equities
                                    c/o Theodore H. Kruttschnitt
                                    1730 So. El Camino Real, Suite 400
                                    San Mateo, CA  94402

                                    Fax:  (650) 525-9345

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                    DOBKIN FAMILY FOUNDATION


                                    By:
                                       ---------------------------------------
                                         Name:  Eric Dobkin
                                         Title:  Trustee


                                    Address for Notices:

                                    160 Old Church Lane
                                    Pound Ridge, NY  10576
                                    (914) 764-0944

                                    Attention:  Eric Dobkin
                                    Fax:

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                    BOSTON PIPES, LLC


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                    Address for Notices:

                                    2373 Broadway, Suite 1208
                                    New York, NY  10024

                                    Fax: (646) 435-0726

                                    with a copy to;

                                    Proskauer Rose LLP
                                    1585 Broadway
                                    New York, NY  10036-8299
                                    Attention:  Adam Kansler

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.


                                    -------------------------------------------
                                    STEVE FRIEDMAN


                                    Address for Notices:

                                    9625 Snake River Drive
                                    Jackson, WY  83001

                                    Fax: (307) 734-0186

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                    EXISTING INVESTORS


                                    INSIGHT VENTURE PARTNERS IV, L.P.
                                    INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.
                                    INSIGHT VENTURE PARTNERS IV (FUND B), L.P.
                                    INSIGHT VENTURE PARTNERS IV
                                    (CO-INVESTORS), L.P.

                                    By:  Insight Venture Associates IV, L.L.C.,
                                         the general partner to each of the
                                         above-referenced entities:



                                    By:
                                       ---------------------------------------
                                       Name:  Deven Parekh
                                       Title:


                                    Address for Notices:

                                    680 Fifth Avenue, 8th Floor
                                    New York, N.Y. 10019
                                    Attention:  Deven Parekh

                                    Fax:

                                                                      Schedule I

                                  New Investors

INSIGHT VENTURE PARTNERS IV, L.P.
INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.
INSIGHT VENTURE PARTNERS IV (FUND B), L.P.
INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.
SKP INVESTMENTS LLC
THK PRIVATE EQUITIES
DOBKIN FAMILY FOUNDATION
BOSTON PIPES, LLC
STEVEN FRIEDMAN

                                       i